                                                            DRAFT
===============================================================================





                      TENET HEALTHCARE CORPORATION







                     --------------------------------
                               $300,000,000

                        __% SENIOR NOTES due 2003

                     --------------------------------






                      -----------------------------

                                INDENTURE

                       Dated as of October __, 1995

                      -----------------------------





                     --------------------------------


                           THE BANK OF NEW YORK


                     --------------------------------

                                as Trustee



===============================================================================

                        TABLE OF CONTENTS

                                                              Page

                            ARTICLE 1
                  DEFINITIONS AND INCORPORATION
                          BY REFERENCE
     Section 1.01.   Definitions . . . . . . . . . . . . . . .  3
     Section 1.02.   Other Definitions . . . . . . . . . . . . 17
     Section 1.03.   Incorporation by Reference of TIA . . . . 17
     Section 1.04.   Rules of Construction . . . . . . . . . . 18

                            ARTICLE 2
          THE SECURITIES; OFFER TO PURCHASE PROCEDURES
     Section 2.01.   Form and Dating . . . . . . . . . . . . . 18
     Section 2.02.   Execution and Authentication. . . . . . . 19
     Section 2.03.   Registrar and Paying Agent. . . . . . . . 19
     Section 2.04.   Paying Agent to Hold Money in Trust . . . 20
     Section 2.05.   Holder Lists. . . . . . . . . . . . . . . 20
     Section 2.06.   Transfer and Exchange . . . . . . . . . . 21
     Section 2.07.   Replacement Securities. . . . . . . . . . 21
     Section 2.08.   Outstanding Securities. . . . . . . . . . 22
     Section 2.09.   Treasury Securities . . . . . . . . . . . 22
     Section 2.10.   Temporary Securities. . . . . . . . . . . 22
     Section 2.11.   Cancellation. . . . . . . . . . . . . . . 23
     Section 2.12.   Defaulted Interest. . . . . . . . . . . . 23
     Section 2.13.   Record Date . . . . . . . . . . . . . . . 23
     Section 2.14.   CUSIP Number. . . . . . . . . . . . . . . 23
     Section 2.15.   Offer to Purchase By Application of
                     Excess Proceeds . . . . . . . . . . . . . 24

                            ARTICLE 3
                            COVENANTS
     Section 3.01.   Payment of Securities . . . . . . . . . . 26
     Section 3.02.   Maintenance of Office or Agency . . . . . 27
     Section 3.03.   Commission Reports. . . . . . . . . . . . 28
     Section 3.04.   Compliance Certificate. . . . . . . . . . 29
     Section 3.05.   Taxes . . . . . . . . . . . . . . . . . . 30
     Section 3.06.   Stay, Extension and Usury Laws. . . . . . 30
     Section 3.07.   Limitations on Restricted Payments. . . . 30
     Section 3.08.   Limitations on Dividend and Other
                     Payment Restrictions Affecting
                     Subsidiaries. . . . . . . . . . . . . . . 33
     Section 3.09.   Limitations on Incurrence of
                     Indebtedness and Issuance of Preferred
                     Stock . . . . . . . . . . . . . . . . . . 34
     Section 3.10.   Asset Sales . . . . . . . . . . . . . . . 37

     Section 3.11.   Limitations on Transactions with
                     Affiliates  . . . . . . . . . . . . . . . 38
     Section 3.12.   Limitations on Liens. . . . . . . . . . . 39
     Section 3.13.   Change of Control . . . . . . . . . . . . 39
     Section 3.14.   Corporate Existence . . . . . . . . . . . 41
     Section 3.15.   Line of Business. . . . . . . . . . . . . 42
     Section 3.16.   Limitations on Issuances of Guarantees
                     of Indebtedness by Subsidiaries . . . . . 42

                            ARTICLE 4
                           SUCCESSORS
     Section 4.01.   Limitations On Mergers, Consolidations
                     or Sales of Assets. . . . . . . . . . . . 42
     Section 4.02.   Successor Corporation Substituted . . . . 43

                            ARTICLE 5
                      DEFAULTS AND REMEDIES
     Section 5.01.   Events of Default . . . . . . . . . . . . 44
     Section 5.02.   Acceleration. . . . . . . . . . . . . . . 46
     Section 5.03.   Other Remedies. . . . . . . . . . . . . . 47
     Section 5.04.   Waiver of Past Defaults . . . . . . . . . 47
     Section 5.05.   Control by Majority . . . . . . . . . . . 48
     Section 5.06.   Limitation on Suits . . . . . . . . . . . 48
     Section 5.07.   Rights of Holders to Receive Payment. . . 49
     Section 5.08.   Collection Suit by Trustee. . . . . . . . 49
     Section 5.09.   Trustee May File Proofs of Claim. . . . . 49
     Section 5.10.   Priorities. . . . . . . . . . . . . . . . 50
     Section 5.11.   Undertaking for Costs . . . . . . . . . . 50

                            ARTICLE 6
                             TRUSTEE
     Section 6.01.   Duties of Trustee . . . . . . . . . . . . 51
     Section 6.02.   Rights of Trustee . . . . . . . . . . . . 52
     Section 6.03.   Individual Rights of Trustee. . . . . . . 53
     Section 6.04.   Trustee's Disclaimer. . . . . . . . . . . 53
     Section 6.05.   Notice of Defaults. . . . . . . . . . . . 53
     Section 6.06.   Reports by Trustee to Holders . . . . . . 53
     Section 6.07.   Compensation and Indemnity. . . . . . . . 54
     Section 6.08.   Replacement of Trustee. . . . . . . . . . 55
     Section 6.09.   Successor Trustee or Agent by Merger,
                     etc.  . . . . . . . . . . . . . . . . . . 56
     Section 6.10.   Eligibility; Disqualification . . . . . . 56
     Section 6.11.   Preferential Collection of Claims
                     Against Company . . . . . . . . . . . . . 56

                           ARTICLE 7
                     DISCHARGE OF INDENTURE
     Section 7.01.   Defeasance and Discharge of this
                     Indenture and the Securities. . . . . . . 56
     Section 7.02.   Legal Defeasance and Discharge. . . . . . 57

                                     ii

     Section 7.03.   Covenant Defeasance . . . . . . . . . . . 57
     Section 7.04.   Conditions to Legal or Covenant
                     Defeasance .  . . . . . . . . . . . . . . 58
     Section 7.05.   Deposited Money and Government
                     Securities to be Held in Trust; Other
                     Miscellaneous Provisions. . . . . . . . . 60
     Section 7.06.   Repayment to Company. . . . . . . . . . . 60
     Section 7.07.   Reinstatement . . . . . . . . . . . . . . 61

                           ARTICLE 8
                AMENDMENT, SUPPLEMENT AND WAIVER
     Section 8.01.   Without Consent of Holders. . . . . . . . 61
     Section 8.02.   With Consent of Holders . . . . . . . . . 62
     Section 8.03.   Compliance with TIA . . . . . . . . . . . 63
     Section 8.04.   Revocation and Effect of Consents . . . . 64
     Section 8.05.   Notation on or Exchange of Securities . . 64
     Section 8.06.   Trustee to Sign Amendments, etc . . . . . 64


                            ARTICLE 9
                          MISCELLANEOUS
     Section 9.01.   TIA Controls. . . . . . . . . . . . . . . 65
     Section 9.02.   Notices . . . . . . . . . . . . . . . . . 65
     Section 9.03.   Communication by Holders with Other
                     Holders.  . . . . . . . . . . . . . . . . 66
     Section 9.04.   Certificate and Opinion as to
                     Conditions Precedent. . . . . . . . . . . 66
     Section 9.05.   Statements Required in Certificate or
                     Opinion.  . . . . . . . . . . . . . . . . 67
     Section 9.06.   Rules by Trustee and Agents . . . . . . . 67
     Section 9.07.   Legal Holidays. . . . . . . . . . . . . . 67
     Section 9.08.   No Personal Liability of Directors,
                     Officers, Employees and Shareholders. . . 67
     Section 9.09.   Duplicate Originals . . . . . . . . . . . 68
     Section 9.10.   Governing Law . . . . . . . . . . . . . . 68
     Section 9.11.   No Adverse Interpretation of Other
                     Agreements. . . . . . . . . . . . . . . . 68
     Section 9.12.   Successors. . . . . . . . . . . . . . . . 68
     Section 9.13.   Severability. . . . . . . . . . . . . . . 68
     Section 9.14.   Counterpart Originals . . . . . . . . . . 68
     Section 9.15.   Table of Contents, Headings, etc. . . . . 69

                            EXHIBITS

     Exhibit A       FORM OF SECURITY. . . . . . . . . . . . .  A
     Exhibit B       FORM OF SUPPLEMENTAL INDENTURE. . . . . .  B

                                    iii

                    CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                             INDENTURE SECTION
- ---------------                           -----------------
310 (a)(1). . . . . . . . . . . . . . . .         6.10
  (a)(2). . . . . . . . . . . . . . . . .         6.10
  (a)(3)  . . . . . . . . . . . . . . . .         N.A.
  (a)(4). . . . . . . . . . . . . . . . .         N.A.
  (a)(5). . . . . . . . . . . . . . . . .         6.10
  (b) . . . . . . . . . . . . . . . . . .   6.08; 6.10
  (c) . . . . . . . . . . . . . . . . . .         N.A.
311 (a) . . . . . . . . . . . . . . . . .         6.11
  (b) . . . . . . . . . . . . . . . . . .         6.11
  (c) . . . . . . . . . . . . . . . . . .         N.A.
312 (a) . . . . . . . . . . . . . . . . .         2.05
  (b) . . . . . . . . . . . . . . . . . .         9.03
  (c) . . . . . . . . . . . . . . . . . .         9.03
313 (a) . . . . . . . . . . . . . . . . .         6.06
  (b)(1)  . . . . . . . . . . . . . . . .         N.A.
  (b)(2)  . . . . . . . . . . . . . . . .         6.06
  (c) . . . . . . . . . . . . . . . . . .   6.06; 9.02
  (d) . . . . . . . . . . . . . . . . . .         6.06
314 (a) . . . . . . . . . . . . . . . .  .  3.03; 9.02
  (b) . . . . . . . . . . . . . . . . . .         N.A.
  (c)(1)  . . . . . . . . . . . . . . . .         9.04
  (c)(2)  . . . . . . . . . . . . . . . .         9.04
  (c)(3)  . . . . . . . . . . . . . . . .         N.A.
  (d) . . . . . . . . . . . . . . . . . .         N.A.
  (e)   . . . . . . . . . . . . . . . . .         9.05
  (f) . . . . . . . . . . . . . . . . . .         N.A.
315 (a) . . . . . . . . . . . . . . . . . 6.01(iii)(b)
  (b) . . . . . . . . . . . . . . . . . .   6.05; 9.02
  (c)   . . . . . . . . . . . . . . . . .       6.01(i)
  (d) . . . . . . . . . . . . . . . . . .     6.01(iii)
  (e) . . . . . . . . . . . . . . . . . .          5.11
316 (a)(last sentence)  . . . . . . . . .          2.09
  (a)(1)(A) . . . . . . . . . . . . . . .          5.05
  (a)(1)(B) . . . . . . . . . . . . . . .          5.04
  (a)(2)  . . . . . . . . . . . . . . . .          N.A.
  (b) . . . . . . . . . . . . . . . . . .          5.07
  (c) . . . . . . . . . . . . . . . . . .    2.13; 8.04
317 (a)(1)  . . . . . . . . . . . . . . .          5.08
  (a)(2) . . . . . . . . . . . . . . . .           5.09
  (b) . . . . . . . . . . . . . . . . . .          2.04
318 (a) . . . . . . . . . . . . . . . . .          9.01
  (b) . . . . . . . . . . . . . . . . . .          N.A.

  (c) . . . . . . . . . . . . . . . . . .          9.01

N.A. means not applicable.
____________________________
*THIS CROSS-REFERENCE TABLE IS NOT PART OF THE INDENTURE.


INDENTURE dated as of October __, 1995 between Tenet Healthcare Corporation, a Nevada corporation (the "COMPANY"), and The Bank of New York, as trustee (the "TRUSTEE").

       The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the __% Senior Notes due 2003 (the "SECURITIES"):

                                  ARTICLE 1
                       DEFINITIONS AND INCORPORATION
                                BY REFERENCE

SECTION 1.01.    DEFINITIONS.

       "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

       "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

       "AGENT" means any Registrar, Paying Agent or co-registrar.

       "ASSET SALE" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of a sale and leaseback) other than in the ordinary course of business consistent with past practices (PROVIDED that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 3.13 and/or
Article 4 hereof and not by Section 3.10 hereof), and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $25.0 million or (b) for net proceeds in excess of

$25.0 million. Notwithstanding the foregoing: (a) a transfer of assets by the Company to a Subsidiary or by a Subsidiary to the Company or to another Subsidiary, (b) an issuance of Equity Interests by a Subsidiary to the Company or to another Subsidiary, (c) a Restricted Payment that is permitted by Section 3.07 hereof and (d) a Hospital Swap shall not be deemed to be an Asset Sale.

       "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee thereof.

       "BUSINESS DAY" means any day other than a Legal Holiday.

       "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

       "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

       "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

       "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or group (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than to a Person or group who, prior to such transaction, held a majority of the voting power of the voting stock of the Company, (ii) the acquisition by any Person or group, as defined above, of a direct or indirect interest in more than 50% of the voting power of the voting stock of the Company, by way of merger, consolidation or otherwise, or (iii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

       "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of both a Change of Control and a Rating Decline.

       "COMMISSION" means the Securities and Exchange Commission.

       "COMPANY" means Tenet Healthcare Corporation, as obligor under the Securities, unless and until a successor replaces Tenet Healthcare Corporation, in accordance with Article 4 hereof and thereafter includes such successor.

       "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period PLUS (i) an amount equal to any extraordinary loss of such Person plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), PLUS (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent such provision for taxes was included in computing such Consolidated Net Income, PLUS (iii) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income, PLUS (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

       "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP but excluding any one-time charge or expense incurred in order to consummate the Refinancing; PROVIDED that (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof,
(ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

       "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date PLUS (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock), LESS all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made in accordance with GAAP as a result of the acquisition of such business) subsequent to the date hereof in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, and excluding the cumulative effect of a change in accounting principles, all as determined in accordance with GAAP.

       "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

       "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 9.02 hereof or such other address as to which the Trustee may give notice to the Company.

       "CREDIT AGREEMENT" means that certain Credit Agreement, dated as of February 28, 1995, by and among the Company and Morgan Guaranty Trust Company of New York and the other banks that are party thereto, providing for $1.8 billion in aggregate principal amount of Senior Term Debt and up to $500.0 million in aggregate principal amount of Senior Revolving Debt, including any related notes, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, extended, renewed, refunded, replaced or refinanced, in whole or in part, from time to time.

       "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

       "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to December 1, 2003.

       "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

       "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

       "EXISTING INDEBTEDNESS" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement in existence on the date hereof, until such amounts are repaid, including all reimbursement obligations with respect to letters of credit outstanding as of the date hereof (other than letters of credit issued pursuant to the Credit Agreement).

       "FIXED CHARGE COVERAGE RATIO" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period; PROVIDED, HOWEVER, that in the event that the Company or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period; and PROVIDED FURTHER that for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) the Consolidated Cash Flow and Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded.

       "FIXED CHARGES" means, with respect to any Person for any period, the sum of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person, TIMES (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

       "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, as in effect from time to time.

       "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

       "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

       "HEDGING OBLIGATIONS" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, (ii) foreign exchange contracts or currency swap agreements and (iii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency values.

       "HOLDER" means a Person in whose name a Security is registered.

       "HOSPITAL" means a hospital, outpatient clinic, long-term care facility or other facility that is used or useful in the provision of healthcare services.

       "HOSPITAL SWAP" means an exchange of assets by the Company or a Subsidiary of the Company for one or more Hospitals and/or one or more Related Businesses or for the Capital Stock of any Person owning one or more Hospitals and/or one or more Related Businesses.

       "INDEBTEDNESS" means with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit

(or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person.

       "INDENTURE" means this Indenture, as amended or supplemented from time to time.

       "INTERNATIONAL SUBSIDIARIES" means International-NME, Inc., NME (Australia) Pty. Limited, and any of its Subsidiaries.

       "INVESTMENT GRADE" means a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's. In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

       "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; PROVIDED that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company shall not be deemed to be an Investment.

       "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset given to secure Indebtedness, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction with respect to any such lien, pledge, charge or security interest).

       "METROCREST LETTER OF CREDIT FACILITY" means that certain letter of credit facility, dated as of February 28, 1995, by and among the Company and Morgan Guaranty Trust Company of New York and the other banks that are party thereto, in an aggregate principal amount of $91.35 million.

       "MOODY'S" means Moody's Investors Services, Inc. and its successors.

       "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

       "NET PROCEEDS" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any permitted Non-Cash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions) and any other expenses incurred or to be incurred by the Company or a Subsidiary as a direct result of the sale of such assets (including, without limitation, severance, relocation, lease termination and other similar expenses), taxes actually paid or payable as a result thereof, amounts required to be applied to the repayment of Indebtedness (other than Senior Term Debt or Senior Revolving Debt) secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

       "NON-CASH CONSIDERATION" means any non-cash consideration received by the Company or a Subsidiary of the Company in connection with an Asset Sale and any non-cash consideration received by the Company or any of its Subsidiaries upon disposition thereof.

       "NON-RECOURSE DEBT" means Indebtedness of an International Subsidiary
(i) as to which neither the Company nor any of its Subsidiaries (other than the International Subsidiaries) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness of the Company or any of its Subsidiaries), or (b) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an International Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Subsidiaries (other than the International Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity (except any such provisions set forth in Existing Indebtedness until the same is repaid or refinanced).

       "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

       "OFFICERS" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary and any Vice President of the Company or any Subsidiary, as the case may be.

       "OFFICERS' CERTIFICATE" means a certificate signed by two Officers, one of whom must be the principal executive officer, principal financial officer or principal accounting officer of the Company.

       "OPINION OF COUNSEL" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, any Subsidiary or the Trustee.

       "PAYMENT DEFAULT" means any failure to pay any scheduled installment of interest or principal on any Indebtedness within the grace period provided for such payment in the documentation governing such Indebtedness.

       "PERFORMANCE INVESTMENT PLAN" means the 1989 Performance Investment Plan adopted by the Company's Board of Directors on March 10, 1989.

       "PERMITTED COLLATERAL" means, collectively, (i) all Capital Stock and other Equity Interests of the Company's present and future direct
Subsidiaries, (ii) all intercompany Indebtedness owed to the Company and
(iii) all Capital Stock and other Equity Interests in Westminster Health Care Holdings PLC owned by the Company or its Subsidiaries.

       "PERMITTED LIENS" means (i) Liens on Permitted Collateral securing Senior Term Debt of the Company under the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed an amount equal to $1.8 billion less the aggregate amount of all repayments, optional or mandatory, of the principal of any Senior Term Debt (other than repayments that are immediately reborrowed) that have been made since March 1, 1995;
(ii) Liens on Permitted Collateral securing Senior Revolving Debt and letters of credit of the Company incurred pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential reimbursement obligation of the Company with respect thereto) not to exceed an amount equal to $500.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently reduce commitments with respect to such Indebtedness pursuant to Section 3.10 hereof since March 1, 1995; (iii) Liens in favor of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary of the Company or becomes a Subsidiary of the Company; PROVIDED that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into or consolidated with the Company or that becomes a Subsidiary of the Company;
(v) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, PROVIDED that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date hereof, including, without limitation, Liens on Permitted Collateral securing reimbursement obligations under the Metrocrest Letter of Credit Facility;
(viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) other Liens on assets of the Company or any Subsidiary of the Company securing Indebtedness that is permitted by the terms hereof to be outstanding having an aggregate principal amount at any one time outstanding not to exceed 10% of the Stockholders' Equity of the Company; and (x) Liens to secure Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was secured by a Lien permitted hereunder and that was incurred in accordance with the provisions hereof; PROVIDED that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than assets or property securing the Indebtedness so refinanced.

       "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Subsidiaries; PROVIDED that, except in the case of Indebtedness of the Company issued in exchange for, or the net proceeds of which are used solely to extend, refinance, renew, replace, defease or refund, Indebtedness of a Subsidiary of the Company: (i) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of any premiums paid and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

       "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust or unincorporated organization (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

       "PHYSICIAN JOINT VENTURE DISTRIBUTIONS" means distributions made by the Company or any of its Subsidiaries to any physician, pharmacist or other allied healthcare professional in connection with the unwinding, liquidation or other termination of any joint venture or similar arrangement between any such Person and the Company or any of its Subsidiaries.

       "PHYSICIAN SUPPORT OBLIGATIONS" means any obligation or Guarantee incurred in the ordinary course of business by the Company or a Subsidiary of the Company in connection with any advance, loan or payment to, or on behalf of or for the benefit of any physician, pharmacist or other allied healthcare professional for the purpose of recruiting, redirecting or retaining the physician, pharmacist or other allied healthcare professional to provide service to patients in the service area of any Hospital or Related Business owned or operated by the Company or any of its Subsidiaries; EXCLUDING, HOWEVER, compensation for services provided by physicians, pharmacists or other allied healthcare professionals to any Hospital or Related Business owned or operated by the Company or any of its Subsidiaries.

       "QUALIFIED EQUITY INTERESTS" shall mean all Equity Interests of the Company other than Disqualified Stock of the Company.

       "RATING AGENCIES" means (i) S&P and (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, shall be substituted for S&P or Moody's or both, as the case may be.

       "RATING CATEGORY" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);
(ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P, 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (E.G., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

       "RATING DATE" means the date which is 90 days prior to the earlier of
(i) a Change of Control and (ii) the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

       "RATING DECLINE" means the occurrence on or within 90 days after the date of the first public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, a decrease in the rating of the Securities by both Rating Agencies to a rating that is below Investment Grade, or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, a decrease in the rating of the Securities by either Rating Agency by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

       "REFINANCING" has the meaning ascribed to it in the prospectus dated February 21, 1995 relating to the Company's 9 5/8% Senior Notes due 2002 and the Senior Subordinated Notes.

       "RELATED BUSINESS" means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or the operation of a Hospital.

       "RESPONSIBLE OFFICER" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

       "RESTRICTED INVESTMENT" means an Investment in any of the International Subsidiaries.

       "SECURITIES" means the securities described above, issued under this Indenture.

       "SECURITIES ACT" means the Securities Act of 1933, as amended.

       "SENIOR REVOLVING DEBT" means revolving credit loans outstanding from time to time under the Credit Agreement.

       "SENIOR SUBORDINATED NOTES" means the 10 1/8% Senior Subordinated Notes due 2005 of the Company in an aggregate principal amount of $900.0 million, issued pursuant to the Senior Subordinated Note Indenture.

       "SENIOR SUBORDINATED NOTES INDENTURE" means the Indenture dated as of March 1, 1995 between the Company and The Bank of New York, as trustee, as amended or supplemented from time to time, under which the Senior
Subordinated Notes were issued.

       "SENIOR TERM DEBT" means term loans outstanding from time to time under the Credit Agreement.

       "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

       "S&P" means Standard & Poor's Corporation and its successors.

       "SPECIFIED ASSETS" means the Company's and its Subsidiaries' interest in The Hillhaven Corporation and Westminster Healthcare Holdings PLC owned as of the date hereof and the Capital Stock and assets of the International Subsidiaries.

       "STOCKHOLDERS' EQUITY" means, with respect to any Person as of any date, the stockholders' equity of such Person determined in accordance with GAAP as of the date of the most recent available internal financial statements of such Person, and calculated on a pro forma basis to give effect to any acquisition or disposition by such Person consummated or to be consummated since the date of such financial statements and on or prior to the date of such calculation.

       "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); PROVIDED that no International Subsidiary shall be deemed to be a "Subsidiary" for any purpose hereunder for so long as such International
Subsidiary: (a) has no Indebtedness other than Existing Indebtedness and Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Company or any of its other Subsidiaries (other than International Subsidiaries) except any such agreement, contract, arrangement or understanding that (i) was in effect on the date hereof, or (ii) meets the requirements of Section 3.11 hereof; (c) is a Person with respect to which neither the Company nor any of its Subsidiaries (other than International Subsidiaries) has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results except, in each case, any such obligation in existence on the date hereof or created pursuant to the terms of any Investment permitted by Section 3.07 hereof; and (d) has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Subsidiaries (other than International Subsidiaries). If, at any time, any International Subsidiary would fail to meet the foregoing requirements, it shall thereafter be deemed to be a Subsidiary for all purposes of this Indenture and any Indebtedness of such International Subsidiary shall be deemed to be incurred by a Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under Section 3.09 hereof, the Company shall be in default of such covenant).

       "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 8.03 hereof.

       "TRANSFER RESTRICTION" means, with respect to the Company's Subsidiaries, any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries.

       "TRUSTEE" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

       "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

       "WHOLLY OWNED SUBSIDIARY" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.  OTHER DEFINITIONS


                                              DEFINED IN
       TERM                                    SECTION
       ----                                  -----------
       "Affiliate Transaction" . . . . . . .    3.11
       "Bankruptcy Law". . . . . . . . . . .    5.01
       "Change of Control Offer" . . . . . .    3.13
       "Change of Control Payment" . . . . .    3.13
       "Change of Control Payment Date". . .    3.13
       "Commencement Date" . . . . . . . . .    2.15
       "Covenant Defeasance" . . . . . . . .    7.03
       "Custodian" . . . . . . . . . . . . .    5.01
       "Event of Default". . . . . . . . . .    5.01
       "Excess Proceeds" . . . . . . . . . .    3.10
       "incur" . . . . . . . . . . . . . . .    3.09
       "Legal Defeasance". . . . . . . . . .    7.02
       "Legal Holiday" . . . . . . . . . . .    9.07
       "Notice of Default" . . . . . . . . .    5.01
       "Offer Amount". . . . . . . . . . . .    2.15
       "Offer Period". . . . . . . . . . . .    2.15
       "Paying Agent". . . . . . . . . . . .    2.03
       "Purchase Date" . . . . . . . . . . .    2.15
       "Purchase Price". . . . . . . . . . .    3.10
       "Registrar" . . . . . . . . . . . . .    2.03
       "Restricted Payments" . . . . . . . .    3.07
       "Senior Asset Sale Offer" . . . . . .    3.10

SECTION 1.03.  INCORPORATION BY REFERENCE OF TIA.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Securities;

          "INDENTURE SECURITY HOLDER" means a Holder;

          "INDENTURE TO BE QUALIFIED" means this Indenture;

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee;

          "OBLIGOR" on the Securities means the Company and any successor obligor upon the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by the Commission rule under the TIA have the meanings so assigned to them.

SECTION 1.04.  RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  words in the singular include the
     plural, and in the plural include the singular;
     and

          (5)  provisions apply to successive events
     and transactions.


                                  ARTICLE 2
                 THE SECURITIES; OFFER TO PURCHASE PROCEDURES

SECTION 2.01.  FORM AND DATING.

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture. The Securities may have notations, legends or endorsements approved as to form by the Company and required by law, stock exchange rule, agreements to which the Company is subject or usage. Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECTION 2.02.  EXECUTION AND AUTHENTICATION.

          An Officer of the Company shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature of the Trustee shall be conclusive evidence that the Security has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

          The Trustee shall, upon a written order of the Company signed by two Officers of the Company, authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 4 of the Securities. The aggregate principal amount of Securities outstanding at any time shall not exceed the amount set forth herein except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03.  REGISTRAR AND PAYING AGENT.

          The Company shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (including any co-registrar, the "REGISTRAR") and (ii) an office or agency where Securities may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi-tional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder. The Company shall notify the Trustee and the Trustee shall notify the Holders of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar. The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with Section 6.07 hereof.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

SECTION 2.04.  PAYING AGENT TO HOLD MONEY IN TRUST.

          On or prior to the due date of principal of, premium, if any, and interest on any Securities, the Company shall deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and interest becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities, and shall notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money delivered to the Trustee. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

SECTION 2.05.  HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of the Securities held by each thereof, and the Company shall otherwise comply with TIA Section 312(a).

SECTION 2.06.  TRANSFER AND EXCHANGE.

          When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; PROVIDED, HOWEVER, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

          Neither the Company nor the Registrar shall be required to register the transfer or exchange of a Security between the record date and the next succeeding interest payment date.

          No service charge shall be made to any Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10 or 8.05 hereof, which shall be paid by the Company).

          Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

SECTION 2.07.  REPLACEMENT SECURITIES.

          If any mutilated Security is surrendered to the Trustee or the Company, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements for replacements of Securities are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss which any of them may suffer if a Security is replaced. Each of the Company and the Trustee may charge for its expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company.

SECTION 2.08.  OUTSTANDING SECURITIES.

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

          If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 3.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          Subject to Section 2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

SECTION 2.09.  TREASURY SECURITIES.

          In determining whether the Holders of the required principal amount of Securities then outstanding have concurred in any demand, direction, waiver or consent, Securities owned by the Company or any Affiliate of the Company shall be considered as though not outstanding, except that for purposes of determining whether the Trustee shall be protected in relying on any such demand, direction, waiver or consent, only Securities that a Responsible Officer actually knows to be so owned shall be so considered. Notwithstanding the foregoing, Securities that are to be acquired by the Company or an Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or an Affiliate of the Company until legal title to such Securities passes to the Company or such Affiliate, as the case may be.

SECTION 2.10.  TEMPORARY SECURITIES.

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company and the Trustee consider appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of the written order of the Company signed by two Officers of the Company, shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

SECTION 2.11.  CANCELLATION.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancella-tion and shall return such cancelled Securities to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12.  DEFAULTED INTEREST.

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five Business Days prior to the related payment date, in each case at the rate provided in the Securities and in Section 3.01 hereof. The Company shall, with the consent of the Trustee, fix or cause to be fixed each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13.  RECORD DATE.

          The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA
Section 316(c).

SECTION 2.14.  CUSIP NUMBER.

          The Company in issuing the Securities may use a "CUSIP" number, and if it does so, the Trustee shall use the CUSIP number in notices to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

SECTION 2.15.  OFFER TO PURCHASE BY APPLICATION OF
               EXCESS PROCEEDS.

          In the event that the Company shall commence a Senior Asset Sale Offer pursuant to Section 3.10 hereof, it shall follow the procedures specified below.

          No later than the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall notify the Trustee of such Senior Asset Sale Offer and provide the Trustee with an Officers' Certificate setting forth, in addition to the information to be included therein pursuant to Section 3.10 hereof, the calculations used in determining the amount of Net Proceeds to be applied to the purchase of Securities. The Company shall commence or cause to be commenced the Senior Asset Sale Offer on a date no later than 10 Business Days after such notice (the "COMMENCEMENT DATE").

          The Senior Asset Sale Offer shall remain open for at least 20 Business Days after the Commencement Date relating to such Senior Asset Sale Offer and shall remain open for no more than such 20 Business Days, except to the extent required by applicable law (as so extended, the "OFFER PERIOD"). No later than one Business Day after the termination of the Offer Period (the "PURCHASE DATE"), the Company shall purchase the principal amount (the "OFFER AMOUNT") of Securities required to be purchased in such Senior Asset Sale Offer pursuant to Section 3.10 hereof or, if less than the Offer Amount has been tendered, all Securities tendered in response to the Senior Asset Sale Offer, in each case for an amount in cash equal to the Purchase Price.

          If the Purchase Date is on or after an interest payment record date and on or before the related interest payment date, any accrued interest shall be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Securities pursuant to the Senior Asset Sale Offer.

          On the Commencement Date of any Senior Asset Sale Offer, the Company shall send, or at the Company's request the Trustee shall send, by first class mail, a notice to each of the Holders at their last registered address, with a copy to the Trustee and the Paying Agent, offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. Such notice, which shall govern the terms of the Senior Asset Sale Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Senior Asset Sale Offer and shall state:

               (1)  that the Senior Asset Sale Offer is
                    being made pursuant to this Section
                    2.15 and Section 3.10
                    hereof and the length of time the
                    Senior Asset Sale Offer shall remain open;

               (2)  the Offer Amount, the Purchase
                    Price and the Purchase Date;

               (3)  that any Security not tendered or
                    accepted for payment shall continue
                    to accrue interest;

               (4)  that, unless the Company defaults
                    in the payment of the Purchase
                    Price, any Security accepted for
                    payment pursuant to the Senior
                    Asset Sale Offer shall cease to
                    accrue interest after the Purchase
                    Date;

               (5)  that Holders electing to have a
                    Security purchased pursuant to any
                    Senior Asset Sale Offer shall be
                    required to surrender the Security,
                    with the form entitled "Option of
                    Holder to Elect Purchase" on the
                    reverse of the Security completed,
                    to the Company, a depositary, if
                    appointed by the Company, or a
                    Paying Agent at the address
                    specified in the notice prior to
                    the close of business on the
                    Business Day next preceding the
                    Purchase Date;

               (6)  that Holders shall be entitled to
                    withdraw their election if the
                    Company, depositary or Paying
                    Agent, as the case may be,
                    receives, not later than the close
                    of business on the Business Day
                    next preceding the termination of
                    the Offer Period, a facsimile
                    transmission or letter setting
                    forth the name of the Holder, the
                    principal amount of the Security
                    the Holder delivered for purchase
                    and a statement that such Holder is
                    withdrawing his election to have
                    such Security purchased;

               (7)  that, if the aggregate principal
                    amount of Securities surrendered by
                    Holders exceeds the Offer Amount,
                    the Trustee shall select the
                    Securities to be purchased on a PRO
                    RATA basis (with such adjustments
                    as may be deemed appropriate by the
                    Trustee so that only Securities in
                    denominations of $1,000, or
                    integral multiples thereof, shall
                    be purchased);

               (8)  that Holders whose Securities were
                    purchased only in part shall be
                    issued new Securities equal in
                    principal amount to the unpurchased
                    portion of the Securities
                    surrendered; and

               (9)  the circumstances and relevant
                    facts regarding such Asset Sale and
                    any other information that would be
                    material to a decision as to
                    whether to tender a Security
                    pursuant to the Senior Asset Sale
                    Offer.

          On the Purchase Date, the Company shall, to the extent lawful, (i) accept for payment, on a PRO RATA basis to the extent necessary, an aggregate principal amount equal to the Offer Amount of Securities tendered pursuant to the Senior Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities or portion thereof so tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price in respect of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered payment in an amount equal to the Purchase Price for such Securities and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) a new Security to such Holder equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Senior Asset Sale Offer on or as soon as practicable after the Purchase Date.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities as a result of the Senior Asset Sale Offer.

                                  ARTICLE 3
                                  COVENANTS

SECTION 3.01.  PAYMENT OF SECURITIES.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in this Indenture and the Securities. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary of the Company, holds as of 10:00 a.m.

Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company, no later than five days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest to be paid on the Securities.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the interest rate then applicable to the Securities to the extent lawful. In addition, it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 3.02.  MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates The Bank of New York, 101 Barclay Street, 21 West, New York, New York 10286 as one such office or agency of the Company in accordance with Section 2.03 hereof.

SECTION 3.03.  COMMISSION REPORTS.

          (i) So long as any of the Securities remain outstanding, the Company shall provide to the Trustee within 15 days after the filing thereof with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. All obligors on the Securities shall comply with the provisions of TIA Section 314(a). Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall file with the Commission and provide to the Trustee (a) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form), including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" and a report thereon by the Company's certified public accountants; (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form), including a "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; and (c) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in any successor or comparable form); PROVIDED, HOWEVER, that the Company shall not be in default of the provisions of this Section 3.03(i) for any failure to file reports with the Commission solely by the refusal of the Commission to accept the same for filing. Each of the financial statements contained in such reports shall be prepared in accordance with GAAP.

          (ii) The Trustee, at the Company's expense, shall promptly mail copies of all such annual reports, information, documents and other reports provided to the Trustee pursuant to Section 3.03(i) hereof to the Holders at their addresses appearing in the register of Securities maintained by the Registrar.

          (iii) Whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability and make such information available to securities analysts and prospective investors upon request.

          (iv) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to the Holders under this Section 3.03.

          (v) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 3.04.  COMPLIANCE CERTIFICATE.

          (i) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each entity has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto), all without regard to periods of grace or notice requirements, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

          (ii) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 3.03 above shall be accompanied by a written statement of the Company's certified independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company or any Subsidiary of the Company has violated any provisions of Article 3 or of Article 4 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (iii) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of (a) any Default or Event of Default or (b) any event of default under any other mortgage, indenture or instrument referred to in Section 5.01(v) hereof, an Officers' Certificate specifying such Default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

SECTION 3.05.  TAXES.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except (i) as contested in good faith by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or (ii) where the failure to effect such payment is not adverse in any material respect to the Holders.

SECTION 3.06.  STAY, EXTENSION AND USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 3.07.  LIMITATIONS ON RESTRICTED PAYMENTS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than (w) Physician Joint Venture Distributions, (x) dividends or distributions payable in Qualified Equity Interests of the Company, (y) dividends or distributions payable to the Company or any Subsidiary of the Company and (z) dividends or distributions by any Subsidiary of the Company payable to all holders of a class of Equity Interests of such Subsidiary on a PRO RATA basis); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;
(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Securities, except at the original final maturity date thereof or pursuant to the Refinancing; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses

(i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the fair market value (as conclusively evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee within 60 days prior to the date of such Restricted Payment) of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment):

          (a)  no Default or Event of Default shall
               have occurred and be continuing or would occur as a consequence thereof; and

          (b)  the Company would, at the time of such
               Restricted Payment and after giving pro
               forma effect thereto as if such
               Restricted Payment had been made at the
               beginning of the most recently ended
               four full fiscal quarter period for
               which internal financial statements are
               available immediately preceding the date of such Restricted Payment, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the
               Fixed Charge Coverage Ratio test set
               forth in the first paragraph of Section
               3.09 hereof; and

          (c)  such Restricted Payment, together with
               the aggregate of all other Restricted
               Payments (excluding Restricted Payments
               permitted by clauses (ii), (iii), (iv)
               and (v) of the next succeeding
               paragraph) made by the Company and its
               Subsidiaries after March 1, 1995, is
               less than the sum of (1) 50% of the
               Consolidated Net Income of the Company
               for the period (taken as one accounting
               period) from the beginning of the first
               fiscal quarter commencing after March 1, 1995 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted
               Payment (or, if such Consolidated Net
               Income for such period is a deficit,
               less 100% of such deficit), PLUS
               (2) 100% of the aggregate net cash
               proceeds received by the Company from
               the issue or sale (other than to a
               Subsidiary of the Company) since March
               1, 1995 of Qualified Equity Interests of the Company or of debt securities of the Company or any of its Subsidiaries that have been converted into or exchanged for such Qualified Equity Interests of the Company, PLUS (3) $20.0 million.

          If no Default or Event of Default has occurred and is continuing or would occur as a consequence thereof, the foregoing provisions shall not prohibit:

          (i)  the payment of any dividend within 60
               days after the date of declaration
               thereof, if at said date of declaration
               such payment would have complied with
               the provisions hereof;

          (ii) the payment of cash dividends on any series of Disqualified Stock issued after the date hereof in an aggregate amount not to exceed the cash received by the Company since the date hereof upon issuance of such Disqualified
               Stock;

          (iii)the repurchase of the Performance
               Investment Plan investment options
               from the holders thereof;

          (iv) the redemption, repurchase, retirement or other acquisition of any Equity
               Interests of the Company or any
               Subsidiary in exchange for, or out of
               the net cash proceeds of, the
               substantially concurrent sale (other
               than to a Subsidiary of the Company) of
               Qualified Equity Interests of the
               Company; PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (v) the defeasance, redemption or repurchase of subordinated Indebtedness with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or in exchange for or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified
               Equity Interests of the Company;
               PROVIDED that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(2) of the preceding paragraph;

          (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement or stock option agreement;

               PROVIDED that the aggregate price paid
               for all such repurchased, redeemed,
               acquired or retired Equity Interests
               shall not exceed $5.0 million in any
               twelve-month period; and

          (vii)the making and consummation of (A)
               an offer to purchase or redeem the
               Senior Subordinated Notes in
               accordance with the provisions of
               the Senior Subordinated Notes
               Indenture with any Excess Proceeds
               that remain after consummation of a
               Senior Asset Sale Offer, within 120
               days of the consummation of such
               Senior Asset Sale Offer, or (B) a
               Change of Control Offer with
               respect to the Senior Subordinated
               Notes in accordance with the
               provisions of the Senior
               Subordinated Notes Indenture.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this covenant were computed.

SECTION 3.08.  LIMITATIONS ON DIVIDEND AND OTHER
               PAYMENT RESTRICTIONS AFFECTING
               SUBSIDIARIES.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual Transfer Restriction, except for such Transfer Restrictions existing under or by reason of:

          (a)  Existing Indebtedness as in effect on
               the date hereof,

          (b)  this Indenture,

          (c)  applicable law,

          (d) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition or in violation of Section
               3.09 hereof), which encumbrance or
               restriction is not applicable to any
               Person, or the properties or assets of
               any Person, other than the Person, or
               the property or assets of the Person, so acquired, PROVIDED that the Consolidated
               Cash Flow of such Person shall not be
               taken into account in
               determining whether such acquisition was permitted by the terms hereof except to the extent that such Consolidated Cash Flow would be permitted to be dividends to the Company without the prior consent or approval of any third party,

          (e)  customary non-assignment provisions in
               leases entered into in the ordinary
               course of business,

          (f)  purchase money obligations for property
               acquired in the ordinary course of
               business that impose restrictions on the ability of any of the Company's
               Subsidiaries to transfer the property so acquired to the Company or any of its Subsidiaries,

          (g)  Permitted Refinancing Indebtedness,
               PROVIDED that the restrictions contained in the agreements governing such
               Permitted Refinancing Indebtedness are
               no more restrictive than those contained in the agreements governing the
               Indebtedness being refinanced, or

          (h)  the Credit Agreement and related
               documentation as the same is in effect
               on the date hereof and as amended or
               replaced from time to time, PROVIDED
               that no such amendment or replacement is more restrictive as to Transfer
               Restrictions than the Credit Agreement
               and related documentation as in effect
               on the date hereof.

SECTION 3.09.  LIMITATIONS ON INCURRENCE OF
               INDEBTEDNESS AND ISSUANCE OF PREFERRED
               STOCK

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "INCUR") after the date hereof any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness (including Acquired Debt) and the Company may issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least (x) 2.25 to 1 if such incurrence or issuance occurs on or before March 31, 1996, or (y) 2.5 to 1 if such incurrence or issuance occurs at any time thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period. Indebtedness consisting of reimbursement obligations in respect of a letter of credit shall be deemed to be incurred when the letter of credit is first issued.
The Company shall not permit any of the International Subsidiaries to incur any Indebtedness other than Non-Recourse Debt.

          The foregoing provisions shall not apply to:

          (a)  the incurrence by the Company of Senior
               Term Debt pursuant to the Credit
               Agreement in an aggregate principal
               amount at any time outstanding not to
               exceed an amount equal to $1.8 billion
               less the aggregate amount of all
               repayments, optional or mandatory, of
               the principal of any Senior Term Debt
               (other than repayments that are
               immediately reborrowed) that have been
               made since March 1, 1995;

          (b)  the incurrence by the Company of Senior
               Revolving Debt and letters of credit
               pursuant to the Credit Agreement in an
               aggregate principal amount at any time
               outstanding (with letters of credit
               being deemed to have a principal amount
               equal to the maximum potential
               reimbursement obligation of the Company
               with respect thereto) not to exceed an
               amount equal to $500.0 million less the
               aggregate amount of all Net Proceeds of
               Asset Sales applied to permanently
               reduce the commitments with respect to
               such Indebtedness pursuant to Section
               3.10 hereof after March 1, 1995;

          (c)  the incurrence by the Company of
               Indebtedness represented by the
               Securities;

          (d)  the incurrence by the Company and its
               Subsidiaries of the Existing
               Indebtedness;

          (e)  the incurrence by the Company or any of
               its Subsidiaries of Permitted
               Refinancing Indebtedness in exchange
               for, or the net proceeds of which are
               used to extend, refinance, renew,
               replace, defease, or refund,
               Indebtedness that was permitted by this
               Indenture to be incurred (including,
               without limitation, Existing
               Indebtedness);

          (f)  the incurrence by the Company of Hedging
               Obligations that are incurred for the
               purpose of fixing or hedging interest
               rate or currency risk with respect to
               any fixed or floating rate Indebtedness
               that is permitted by the terms hereof to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency; PROVIDED that the notional principal amount of any such Hedging
               Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

          (g)  the incurrence by the Company or any of
               its Subsidiaries of Physician Support
               Obligations;

          (h)  the incurrence by the Company or any of
               its Subsidiaries of intercompany
               Indebtedness between or among the
               Company and any of its Subsidiaries;

          (i)  the incurrence by the Company or any of
               its Subsidiaries of Indebtedness
               represented by performance bonds,
               standby letters of credit or appeal
               bonds, in each case to the extent
               incurred in the ordinary course of
               business of the Company or such
               Subsidiary;

          (j)  the incurrence by any Subsidiary of the
               Company of Indebtedness, the aggregate
               principal amount of which, together with all other Indebtedness of the Company's
               Subsidiaries at the time outstanding
               (excluding the Existing Indebtedness
               until repaid or refinanced and excluding
               Physician Support Obligations), does not exceed the greater of (1) 10% of the Company's Stockholders' Equity as of the date of incurrence or (2) $10.0 million;
               PROVIDED that, in the case of clause (1) only, the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred would have been at least (x) 2.25 to 1 if such incurrence occurs on or before March 31, 1996, or (y) 2.5 to 1 if such incurrence occurs at any time thereafter, in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of such four-quarter period; and

          (k)  the incurrence by the Company of
               Indebtedness (in addition to
               Indebtedness permitted by any other
               clause of this paragraph) in an
               aggregate principal amount at any time
               outstanding not to exceed $250.0
               million.

SECTION 3.10.  ASSET SALES.

          The Company shall not, and shall not permit any of its Subsidiaries to consummate an Asset Sale, unless (i) the Company (or the Subsidiary as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) except in the case of a sale of Specified Assets, at least 80% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; PROVIDED, HOWEVER, that for purposes of this provision, (x) the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto), of the Company or any Subsidiary (other than, in the case of an Asset Sale by the Company, liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee of any such assets and
(B) any securities or other obligations received by the Company or any such Subsidiary from such transferee that are immediately converted by the Company or such Subsidiary into cash (or as to which the Company or such Subsidiary has received at or prior to the consummation of the Asset Sale a commitment (which may be subject to customary conditions) from a nationally recognized investment, merchant or commercial bank to convert into cash within 90 days of the consummation of such Asset Sale and which are thereafter actually converted into cash within such 90-day period) shall be deemed to be cash (but shall not be deemed to be Net Proceeds for purposes of the following provisions until reduced to cash); and (y) the fair market value of any Non-Cash Consideration received by the Company or a Subsidiary in any Asset Sale shall be deemed to be cash (but shall not be deemed to be Net Proceeds for purposes of the following provisions until reduced to cash) to the extent that the aggregate fair market value (as conclusively determined by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of all Non-Cash Consideration (measured at the time received and without giving effect to any subsequent changes in value) held by the Company immediately after consummation of such Asset Sale does not exceed 10% of the Company's Stockholders' Equity as of the date of such consummation.

          Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (i) to purchase one or more Hospitals or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Hospitals and/or one or more Related Businesses, (ii) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section 3.15 hereof,
(iii) to permanently reduce Senior Term Debt or Existing Indebtedness of a Subsidiary or (iv) to permanently reduce Senior Revolving Debt (and to correspondingly reduce commitments with respect thereto), except that up to an aggregate of $200.0 million of Net Proceeds from Asset Sales may be applied after the date hereof to reduce Senior Revolving Debt without a corresponding reduction in commitments with respect thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the terms hereof. Any Net Proceeds from Asset Sales that are not so invested or applied shall be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds
$25.0 million, the Company shall make an offer to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from any asset sales, PRO RATA in proportion to the respective principal amounts of the Securities and such other Indebtedness then outstanding (a "SENIOR ASSET SALE OFFER") to purchase the maximum principal amount of Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "PURCHASE PRICE"), in accordance with the procedures set forth in Section 2.15 hereof. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders pursuant to a Senior Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness shall be purchased on a PRO RATA basis. Upon completion of a Senior Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

SECTION 3.11.  LIMITATIONS ON TRANSACTIONS WITH
               AFFILIATES.

          The Company shall not, and shall not permit any of its Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make any contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "AFFILIATE TRANSACTION") unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness of such Affiliate Transaction to the Company or such Subsidiary from a financial point of view issued by an investment banking firm of national standing; PROVIDED that (x) transactions or payments pursuant to any employment arrangements or employee or director benefit plans entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (y) transactions between or among the Company and/or its Subsidiaries and (z) transactions permitted under
Section 3.07 hereof, in each case, shall not be deemed to be Affiliate Transactions.

SECTION 3.12.  LIMITATIONS ON LIENS.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien (except Permitted Liens) on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom unless all payments due hereunder and under the Securities are secured on an equal and ratable basis with the Obligations so secured until such time as such Obligations are no longer secured by a Lien.

SECTION 3.13.  CHANGE OF CONTROL.

          Upon the occurrence of a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "CHANGE OF CONTROL OFFER") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of purchase (the "CHANGE OF CONTROL PAYMENT") on a date that is not more than 90 days after the occurrence of such Change of Control Triggering Event (the "CHANGE OF CONTROL PAYMENT DATE").

          Within 30 days following any Change of Control Triggering Event, the Company shall mail, or at the Company's request the Trustee shall mail, a notice of a Change of Control to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Securities held by such Holder pursuant to the procedure specified in such notice. The Change of Control Offer shall remain open from the time of mailing until the close of business on the Business Day next preceding the Change of Control Payment Date. The notice, which shall govern the terms of the Change of Control Offer, shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to the Change of Control Offer and shall state:

          (1)  that the Change of Control Offer is
               being made pursuant to this Section 3.13 and that all Securities tendered will be accepted for payment;

          (2)  the Change of Control Payment and the
               Change of Control Payment Date, which
               date shall be no earlier than 30 days
               nor later than 60 days from the date
               such notice is mailed;

          (3)  that any Security not tendered will
               continue to accrue interest in
               accordance with the terms of this
               Indenture;

          (4) that, unless the Company defaults in the payment of the Change of Control
               Payment, all Securities accepted for
               payment pursuant to the Change of
               Control Offer will cease to accrue
               interest after the Change of Control
               Payment Date;

          (5) that Holders electing to have a Security purchased pursuant to any Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect
               Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying
               Agent at the address specified in the
               notice prior to the close of business on the Business Day next preceding the Change of Control Payment Date;

          (6)  that Holders will be entitled to
               withdraw their election if the Company,
               depositary or Paying Agent, as the case
               may be, receives, not later than the
               close of business on the Business Day
               next preceding the Change of Control
               Payment Date, a facsimile transmission
               or letter setting forth the name of the
               Holder, the principal amount of the
               Security the Holder delivered for
               purchase, and a statement that such
               Holder is withdrawing his election to
               have such Security purchased;

          (7)  that Holders whose Securities are being
               purchased only in part will be issued
               new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, which unpurchased portion must be equal to

               $1,000 in principal amount or an
               integral multiple thereof; and

          (8)  the circumstances and relevant facts
               regarding such Change of Control
               (including, but not limited to,
               information with respect to PRO FORMA
               historical financial information after
               giving effect to such Change of Control, information regarding the Person or
               Persons acquiring control and such
               Person's or Persons' business plans
               going forward) and any other information that would be material to a decision as to whether to tender a Security pursuant to the Change of Control Offer.

          On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Securities or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,
(ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered and
(iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Securities so tendered the Change of Control Payment for such Securities, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any; PROVIDED that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities as a result of a Change of Control.

SECTION 3.14.  CORPORATE EXISTENCE.

          Subject to Section 3.13 and Article 4 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organ-izational documents (as the same may be amended from time to time) of each Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the

Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 3.15.  LINE OF BUSINESS

          The Company shall not, and shall not permit any of its Subsidiaries to, engage to any material extent in any business other than the ownership, operation and management of Hospitals and Related Businesses.

SECTION 3.16.  LIMITATIONS ON ISSUANCES OF GUARANTEES
               OF INDEBTEDNESS BY SUBSIDIARIES

          The Company shall not permit any Subsidiary, directly or indirectly, to Guarantee or secure the payment of any other Indebtedness of the Company or any of its Subsidiaries (except Indebtedness of a Subsidiary of such Subsidiary or Physician Support Obligations) unless such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture, in substantially the form attached hereto as Exhibit B, providing for the Guarantee of the payment of the Securities by such Subsidiary, which Guarantee shall be senior to or PARI PASSU with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness. Any such Guarantee by a Subsidiary of the Securities shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the sale or other disposition, by way of merger or otherwise, to any Person not an Affiliate of the Company, of all of the Company's stock in, or all or substantially all the assets of, such Subsidiary, which sale or other disposition is made in compliance with, and the Net Proceeds therefrom are applied in accordance with, the applicable provisions hereof. The foregoing provisions shall not be applicable to any one or more Guarantees of up to $10.0 million in aggregate principal amount of Indebtedness of the Company at any time outstanding.

                                  ARTICLE 4
                                 SUCCESSORS

SECTION 4.01.  LIMITATIONS ON MERGERS, CONSOLIDATIONS
               OR SALES OF ASSETS

          The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless:

          (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (ii) the entity or Person formed by or
               surviving any such consolidation or
               merger (if other than the Company) or
               the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of the Company under this Indenture and the Securities pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii)immediately after such transaction
               no Default or Event of Default
               exists; and

          (iv) the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net
               Worth immediately after the transaction
               equal to or greater than the
               Consolidated Net Worth of the Company
               immediately preceding the transaction
               and (B) shall, at the time of such
               transaction and after giving pro forma
               effect thereto as if such transaction
               had occurred at the beginning of the
               applicable four-quarter period, be
               permitted to incur at least $1.00 of
               additional Indebtedness pursuant to the
               Fixed Charge Coverage Ratio test set
               forth in the first paragraph of Section
               3.09 hereof.

          The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel, covering clauses (i) through (iv) above, stating that the proposed transaction and such supplemental indenture comply with this Indenture. The Trustee shall be entitled to conclusively rely upon such Officers' Certificate and Opinion of Counsel.

          SECTION 4.02.  SUCCESSOR CORPORATION SUBSTITUTED.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person has been named as the Company, herein.

                                  ARTICLE 5
                           DEFAULTS AND REMEDIES

SECTION 5.01.  EVENTS OF DEFAULT.

          Each of the following constitutes an "EVENT OF DEFAULT":

               (i)  default for 30 days in the payment
                    when due of interest on the
                    Securities;

               (ii) default in payment when due of the
                    principal of or premium, if any, on
                    the Securities at maturity or
                    otherwise;

               (iii)failure by the Company to
                    comply with the provisions of
                    Sections 3.07, 3.09, 3.10, or
                    3.13 hereof;

               (iv) failure by the Company to comply
                    with any other covenant or
                    agreement in the Indenture or the
                    Securities for the period and after
                    the notice specified below;

               (v)  any default that occurs under any
                    mortgage, indenture or instrument
                    under which there may be issued or
                    by which there may be secured or
                    evidenced any Indebtedness for
                    money borrowed by the Company or
                    any of its Significant Subsidiaries
                    (or the payment of which is
                    Guaranteed by the Company or any of
                    its Significant Subsidiaries),
                    whether such Indebtedness or
                    Guarantee exists on the date
                    hereof or is created after the date
                    hereof, which default (a)
                    constitutes a Payment Default or
                    (b) results in the acceleration of
                    such Indebtedness prior to its
                    express maturity and, in each case,
                    the principal amount of any such
                    Indebtedness, together with the
                    principal amount of any other such
                    Indebtedness under which there has
                    been a Payment Default or that has
                    been so accelerated, aggregates
                    $25.0 million or more;

               (vi) failure by the Company or any of
                    its Significant Subsidiaries to pay
                    a final judgment or final judgments
                    aggregating in excess of $25.0
                    million entered by a court or
                    courts of competent jurisdiction
                    against the Company or any of its
                    Significant Subsidiaries if such
                    final judgment or judgments remain
                    unpaid or undischarged for a period
                    (during which execution shall not
                    be effectively stayed) of 60 days
                    after their entry;

              (vii) the Company or any Significant
                    Subsidiary thereof pursuant to
                    or within the meaning of any
                    Bankruptcy Law:

                 (a)     commences a voluntary case,

                 (b)     consents to the entry of an
                         order for relief against it in
                         an involuntary case in which
                         it is the debtor,

                 (c)     consents to the appointment of
                         a Custodian of it or for all
                         or substantially all of its
                         property,

                 (d)     makes a general assignment for
                         the benefit of its creditors,
                         or

                 (e)     admits in writing its
                         inability generally to pay its
                         debts as the same become due;
                         and

             (viii) a court of competent
                    jurisdiction enters an order
                    or decree under any Bankruptcy
                    Law that:

                 (a)     is for relief against the
                         Company or any Significant
                         Subsidiary thereof in an
                         involuntary case in which it
                         is the debtor,

                 (b)     appoints a Custodian of the
                         Company or any Significant
                         Subsidiary thereof or for all
                         or substantially all of the
                         property of the Company or any
                         Significant Subsidiary
                         thereof, or

                 (c)     orders the liquidation of the
                         Company or any Significant
                         Subsidiary thereof,

               and the order or decree remains unstayed and in effect for 60 days.

          The term "BANKRUPTCY LAW" means title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A Default under clause (iv) is not an Event of Default until the Trustee notifies the Company in writing, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company and the Trustee in writing, of the Default and the Company does not cure the Default within 60 days after receipt of such notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

SECTION 5.02.  ACCELERATION.

          If any Event of Default (other than an Event of Default specified in clause (vii) or (viii) of Section 5.01 hereof) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities to be due and payable immediately. Upon such declaration the principal, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (vii) or (viii) of Section 5.01 hereof occurs with respect to the Company or any Significant Subsidiary thereof such an amount shall IPSO FACTO become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

          If an Event of Default occurs under this Indenture prior to the maturity of the Securities by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of such Securities prior to the date of maturity, then a premium with respect thereto (expressed as a percentage of the amount that would otherwise be due but for the provisions of this sentence) shall become and be immediately due and payable to the extent permitted by law upon the acceleration of such Securities if such Event of Default occurs during the twelve-month period beginning on October __ of the years set forth below:

              Year                           Percentage
              ----                           ----------
              1995. . . . . . . . . . . . .  [109.625%
              1996. . . . . . . . . . . . .   108.342%
              1997. . . . . . . . . . . . .   107.058%
              1998. . . . . . . . . . . . .   105.775%
              1999. . . . . . . . . . . . .   104.492%
              2000. . . . . . . . . . . . .   103.208%
              2001. . . . . . . . . . . . .   101.925%
              2002. . . . . . . . . . . . .   100.642%]


          Any determination regarding the primary purpose of any such action or inaction, as the case may be, shall be made by and set forth in a resolution of the Board of Directors (including the concurrence of a majority of the independent directors of the Company then serving) delivered to the Trustee after consideration of the business reasons for such action or inaction, other than the avoidance of payment of such premium or prohibition on redemption. In the absence of fraud, each such determination shall be final and binding upon the Holders of Securities. Subject to Section 6.01 hereof, the Trustee shall be entitled to rely on the determination set forth in any such resolutions delivered to the Trustee.

SECTION 5.03.  OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 5.04.  WAIVER OF PAST DEFAULTS.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under this Indenture except a continuing

Default or Event of Default in the payment of the principal of, premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 5.05.  CONTROL BY MAJORITY.

          Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

SECTION 5.06.  LIMITATION ON SUITS.

          A Holder may pursue a remedy with respect to this Indenture or the Securities only if:

          (i)    the Holder gives to the Trustee written
                 notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in principal amount of the then outstanding
                 Securities make a written request to the Trustee to pursue the remedy;

          (iii)  such Holder or Holders offer and,
                 if requested, provide to the
                 Trustee indemnity satisfactory to
                 the Trustee against any loss,
                 liability or expense;

          (iv)   the Trustee does not comply with the
                 request within 60 days after receipt of
                 the request and the offer and, if
                 requested, the provision of indemnity;
                 and

          (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 5.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

SECTION 5.08.  COLLECTION SUIT BY TRUSTEE.

          If an Event of Default specified in Section 5.01(i) or (ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 6.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 5.09.  TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section
6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorgan-ization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 5.10.  PRIORITIES.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any and interest, respectively; and

          Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10 upon five Business Days prior notice to the Company.

SECTION 5.11.  UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE 6
                                   TRUSTEE

SECTION 6.01.  DUTIES OF TRUSTEE.

          (i) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (ii) Except during the continuance of an Event of Default known to the Trustee:

          (a)  the duties of the Trustee shall be
               determined solely by the express
               provisions of this Indenture or the TIA
               and the Trustee need perform only those
               duties that are specifically set forth
               in this Indenture or the TIA and no
               others, and no implied covenants or
               obligations shall be read into this
               Indenture against the Trustee, and

          (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.
               However, in the case of any such
               certificates or opinions which by any
               provisions hereof are required to be
               furnished to the Trustee, the Trustee
               shall examine the certificates and
               opinions to determine whether or not
               they conform to the requirements of this Indenture.

          (iii)     The Trustee may not be relieved from liabilities for its
own negligent            action, its own negligent failure to act, or its own
willful misconduct, except that:

               (a)  this paragraph does not limit the
                    effect of paragraph (ii) of this
                    Section;

               (b)  the Trustee shall not be liable for
                    any error of judgment made in good
                    faith by a Responsible Officer,
                    unless it is proved that the
                    Trustee was negligent in
                    ascertaining the pertinent facts;
                    and

               (c)  the Trustee shall not be liable
                    with respect to any action it takes
                    or omits to take in good faith in
                    accordance with a direction
                    received by it pursuant to Section
                    5.05 hereof.

          (iv) Whether or not therein expressly so provided every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (i), (ii), and (iii) of this Section.

          (v) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (vi) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Absent written instruction from the Company, the Trustee shall not be required to invest any such money. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (vii) The Trustee shall not be deemed to have knowledge of any matter unless such matter is actually known to a Responsible Officer.

SECTION 6.02.  RIGHTS OF TRUSTEE.

          (i) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (ii) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (iii) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (iv) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture. A permissive right granted to the Trustee hereunder shall not be deemed an obligation to act.

          (v) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

SECTION 6.03.  INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 6.10 and 6.11 hereof.

SECTION 6.04.  TRUSTEE'S DISCLAIMER.

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, nor shall it be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision of this Indenture, nor shall it be responsible for the use or application of any money received by any Paying Agent other than the Trustee, nor shall it be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

SECTION 6.05.  NOTICE OF DEFAULTS.

          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 6.06.  REPORTS BY TRUSTEE TO HOLDERS.

          Within 60 days after each December 31 beginning with the December 31 following the date hereof, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange.

SECTION 6.07.  COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities, damages, claims or expenses incurred by it arising out of or in connection with the acceptance of its duties and the administration of the trusts under this Indenture, except as set forth below. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Indenture.

          The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or bad faith.

          To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 5.01(vii) or (viii) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 6.08.  REPLACEMENT OF TRUSTEE.

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)  the Trustee fails to comply with Section
     6.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)  a Custodian or public officer takes
     charge of the Trustee or its property; or

          (4)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 6.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 6.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 6.08, the Company's obligations under
Section 6.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 6.09.  SUCCESSOR TRUSTEE OR AGENT BY MERGER, ETC.

          If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent.

SECTION 6.10.  ELIGIBILITY; DISQUALIFICATION.

          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by federal or state authority and shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

SECTION 6.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE 7
                            DISCHARGE OF INDENTURE

SECTION 7.01.  DEFEASANCE AND DISCHARGE OF THIS INDENTURE AND
               THE SECURITIES.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, with respect to the Securities, elect to have either Section 7.02 or 7.03 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 7.

SECTION 7.02.  LEGAL DEFEASANCE AND DISCHARGE.

          Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.02, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 7.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this
Section 7.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 7.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.04, 2.06, 2.07, 2.10 and 3.02 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee's rights under Section 6.07 hereof, and the Company's obligations in connection therewith and (iv) this
Article 7. Subject to compliance with this Article 7, the Company may exercise its option under this Section 7.02 notwithstanding the prior exercise of its option under Section 7.03 hereof with respect to the Securities.

SECTION 7.03.  COVENANT DEFEASANCE.

          Upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, the Company shall be released from its obligations under the covenants contained in Sections 2.15, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12, 3.13, 3.15, 3.16 and 3.17 and Article 4 hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(iii) hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 7.01 hereof of the option applicable to this Section 7.03, Sections 5.01(iv) through 5.01(vi) hereof shall not constitute Events of Default.

SECTION 7.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

          The following shall be the conditions to application of either
Section 7.02 or Section 7.03 hereof to the outstanding Securities:

          (i)  The Company shall irrevocably have
     deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article 7 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in U.S. Dollars in an amount, or (b) non-callable Government Securities that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S.
     Dollars in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on such outstanding
     Securities on the stated maturity date of such principal or installment of principal, premium, if any, or interest.

          (ii) In the case of an election under Section
     7.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United
     States confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

          (iii)     In the case of an election under
     Section 7.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
     Defeasance had not occurred.

          (iv) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as Section 5.01(vii) or 5.01(viii) hereof is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          (v)  Such Legal Defeasance or Covenant
     Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

          (vi) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          (vii)     The Company shall have delivered to
     the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under Section 7.02 or 7.03 hereof was not made by the Company with the intent of preferring the Holders of the Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

          (viii)    The Company shall have delivered to
     the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the Legal Defeasance under
     Section 7.02 hereof or the Covenant Defeasance under Section 7.03 hereof (as the case may be) have been complied with as contemplated by this
     Section 7.04.

SECTION 7.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
               HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

          Subject to Section 7.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 7.05, the "Trustee") pursuant to Section 7.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 7.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article 7 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any money or non-callable Government Securities held by it as provided in Section 7.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 7.04(i) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 7.06.  REPAYMENT TO COMPANY.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such

Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 7.07.  REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 7.02 or 7.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.02 or 7.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section
7.02 or 7.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or Paying Agent.

                                  ARTICLE 8
                       AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01.  WITHOUT CONSENT OF HOLDERS.

          The Company and the Trustee may amend or supplement this Indenture or the Securities without the consent of any Holder:

          (i)       to cure any ambiguity, defect or
                    inconsistency;

          (ii)      to provide for uncertificated
                    Securities in addition to or in
                    place of certificated Securities;

          (iii)     to provide for any
                    supplemental indenture
                    required pursuant to Section
                    3.16 hereof;

          (iv)      to provide for the assumption of
                    the Company's obligations to the
                    Holders of the Securities in the
                    case of a merger, consolidation or
                    sale of assets pursuant to
                    Article 4 hereof;

          (v)       to make any change that would
                    provide any additional rights or
                    benefits to the Holders of the
                    Securities or that does not
                    adversely affect the legal rights
                    hereunder of any such Holder; or

          (vi)      to comply with requirements of the
                    Commission in order to effect or
                    maintain the qualification of this
                    Indenture under the TIA.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in
Section 8.06 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.02.  WITH CONSENT OF HOLDERS.

          Except as provided in the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for such Securities), and any existing default or compliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for such Securities).

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this
Section 8.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities. Without the consent of each Holder affected, however, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder):

       (i)     reduce the principal amount of
               Securities whose Holders must consent to an amendment, supplement or waiver;

      (ii)     reduce the principal of or change the
               fixed maturity of any Security;

     (iii)     reduce the rate of or change the time
               for payment of interest on any Security;

      (iv)     waive a Default or Event of Default in
               the payment of principal of or premium,
               if any, or interest on the Securities
               (except a rescission of acceleration of
               the Securities by the Holders of at
               least a majority in aggregate principal
               amount thereof and a waiver of the
               payment default that resulted from such
               acceleration);

       (v) make any Security payable in money other than that stated in the Securities;

      (vi)     make any change in Section 5.04 or 5.07
               hereof; or

     (vii)     make any change in this sentence of this
               Section 8.02.

SECTION 8.03.  COMPLIANCE WITH TIA.

          Every amendment to this Indenture or the Securities- shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

SECTION 8.04.  REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver or amendment becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

          The Company may, but shall not be obligated to, fix a record date for determining which Holders must consent to such amendment or waiver. If the Company fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof or (ii) such other date as the Company shall designate.

SECTION 8.05.  NOTATION ON OR EXCHANGE OF SECURITIES.

          The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

          Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment or waiver.

SECTION 8.06.  TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 8 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 6.01, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment or Supplemental Indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Company in accordance with its terms. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.

                                  ARTICLE 9
                                MISCELLANEOUS

SECTION 9.01.  TIA CONTROLS.

          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

SECTION 9.02.  NOTICES.

          Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

          If to the Company:

          Tenet Healthcare Corporation
          2700 Colorado Avenue
          Santa Monica, California  90404
          Telecopier No.:  (310) 998-6700
          Attention:  Treasurer

          With a copy to:

          Skadden, Arps, Slate, Meagher & Flom
          300 South Grand Avenue, Suite 3400
          Los Angeles, California  90071
          Telecopier No.:  (213) 687-5600
          Attention:  [Thomas C. Janson, Jr.]

          If to the Trustee:

          The Bank of New York
          101 Barclay Street, 21 West
          New York, New York  10286
          Telecopier No.: (212) 815-5915
          Attention:  Corporate Trust Trustee Administration


          The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Unless otherwise set forth above, any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 9.03.  COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 9.04.  CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the
Trustee:

          (1)  an Officers' Certificate (which shall
               include the statements set forth in Section 9.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2)  an Opinion of Counsel (which shall
               include the statements set forth in Section 9.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 9.05.  STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall include:

          (1)  a statement that the person making such
               certificate or opinion has read such covenant or condition;

          (2)  a brief statement as to the nature and
               scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been satisfied; PROVIDED, HOWEVER, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 9.06.  RULES BY TRUSTEE AND AGENTS.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 9.07.  LEGAL HOLIDAYS.

          A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 9.08.  NO PERSONAL LIABILITY OF DIRECTORS,
               OFFICERS, EMPLOYEES AND SHAREHOLDERS

          No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the

Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

SECTION 9.09.  DUPLICATE ORIGINALS.

          The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

SECTION 9.10.  GOVERNING LAW.

          The internal law of the State of New York, shall govern and be used to construe this Indenture and the Securities, without regard to the conflict of laws provisions thereof.

SECTION 9.11.  NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 9.12.  SUCCESSORS.

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 9.13.  SEVERABILITY.

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 9.14.  COUNTERPART ORIGINALS.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 9.15.  TABLE OF CONTENTS, HEADINGS, ETC.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES




Dated as of _______________           TENET HEALTHCARE CORPORATION




                                      By:___________________________
                                      Name:  [Terence P. McMullen]
                                      Title:  Senior Vice President
Attest:



___________________________           (SEAL)
  Richard B. Silver


Dated as of _______________           THE BANK OF NEW YORK,
                                      as Trustee



                                      By:___________________________
                                      Name:
                                      Title:


Attest:


___________________________ (SEAL)

                                                        EXHIBIT A
                       (Face of Security)

                         __% Senior Note
                      due December 1, 2003
CUSIP:
No.                                             $____________

                  TENET HEALTHCARE CORPORATION


promises to pay to
______________________________________________________________

or its registered assigns, the principal sum of_______________
Dollars on December 1, 2003.

Interest Payment Dates:  June 1 and December 1, commencing December 1, 1995

Record Dates:  May 15 and November 15 (whether or not a Business Day).


TENET HEALTHCARE CORPORATION
By: _________________________

Dated:  __________, ____

(SEAL)
Trustee's Certificate of Authentication:

This is one of the Securities referred
to in the within-mentioned Indenture:


The Bank of New York, as Trustee

By: ___________________________
       Authorized Signatory

                  (Back of Security)

                    __% SENIOR NOTE
                 due December 1, 2003

          Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

          1. INTEREST. Tenet Healthcare Corporation, a Nevada corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate and in the manner specified below.

          The Company shall pay interest in cash on the principal amount of this Security at the rate per annum of __%. The Company shall pay interest semiannually in arrears on June 1 and December 1 of each year, commencing December 1, 1995 to Holders of record on the immediately preceding May 15 and November 15, respectively, or if any such date of payment is not a Business Day on the next succeeding Business Day (each an "INTEREST PAYMENT DATE").

          Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Securities. To the extent lawful, the Company shall pay interest on overdue principal at the rate of 1% per annum in excess of the interest rate then applicable to the Securities; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Security to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest shall be payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to Securities the Holders of which have given wire transfer instructions, on or before the relevant record date, to the Paying Agent shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

          3. PAYING AGENT AND REGISTRAR. Initially, the Trustee shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar or co-registrar without prior notice to any Holder. The Company and any of its Subsidiaries may act in any such capacity.

          4. INDENTURE. The Company issued the Securities under an Indenture, dated as of October __, 1995 (the "INDENTURE"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA") as in effect on the date of the Indenture. The Securities- are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities. The Securities are unsecured general obligations of the Company. The Securities are limited to $300,000,000 in aggregate principal amount.

          5. MANDATORY REDEMPTION. Subject to the Company's obligation to make an offer to repurchase Securities under certain circumstances pursuant to Sections 3.10 and 3.13 of the Indenture (as described in paragraph 6 below), the Company shall have no mandatory redemption or sinking fund obligations with respect to the Securities.

          6. REPURCHASE AT OPTION OF HOLDER. (i) If there is a Change of Control Triggering Event, the Company shall offer to repurchase on the Change of Control Payment Date all outstanding Securities at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon to the Change of Control Payment Date. Holders that are subject to an offer to purchase shall receive a Change of Control Offer from the Company prior to any related Change of Control Payment Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          (ii) If the Company or a Subsidiary consummates an Asset Sale, within 365 days after the receipt of any Net Proceeds from such Asset Sale, the Company may apply such Net Proceeds (a) to purchase one or more Hospitals or Related Businesses and/or a controlling interest in the Capital Stock of a Person owning one or more Hospitals and/or one or more Related Businesses,
(b) to make a capital expenditure or to acquire other tangible assets, in each case, that are used or useful in any business in which the Company is permitted to be engaged pursuant to Section 3.15 of the Indenture, (c) to permanently reduce Senior Term Debt or Existing Indebtedness of a Subsidiary or (d) to permanently reduce Senior Revolving Debt (and to correspondingly reduce commitments with respect thereto), except that up to an aggregate of $200.0 million of Net Proceeds from Asset Sales may be applied after the date of the Indenture to reduce Senior Revolving Debt without a corresponding reduction in commitments with respect thereto. Pending the final application of any such Net Proceeds, the Company may temporarily reduce Senior Revolving Debt or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from any Asset Sale that are not so invested or applied shall be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer to all Holders of Securities and holders of any other Indebtedness of the Company ranking on a parity with the Securities from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds from any asset sales, PRO RATA in proportion to the respective principal amounts of the Securities and such other Indebtedness then outstanding (a "SENIOR ASSET SALE OFFER") to purchase the maximum principal amount of Securities and such other Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase in accordance with the terms of the Indenture. To the extent that the aggregate amount of Securities and such other Indebtedness tendered pursuant to a Senior Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Securities and such other Indebtedness surrendered by holders pursuant to a Senior Asset Sale Offer exceeds the amount of Excess Proceeds, the Securities and such other Indebtedness shall be purchased on a PRO RATA basis. Holders that are the subject of an offer to purchase shall receive a Senior Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

          7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons, and in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities between a record date and the corresponding Interest Payment Date.

          8. PERSONS DEEMED OWNERS. Prior to due presentment to the Trustee for registration of the transfer of this Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Security is registered as its absolute owner for the purpose of receiving payment of principal of, premium, if any, and interest on this Security and for all other purposes whatsoever, whether or not this Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary. The registered Holder of a Security shall be treated as its owner for all purposes.

          9. AMENDMENT, SUPPLEMENT AND WAIVERS. Except as provided in the next succeeding paragraphs, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for Securities) and any existing default or compliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Security held by a non-consenting Holder of Securities): (i) reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Security, (iii) reduce the rate of or change the time for payment of interest on any Security, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities, (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount thereof and a waiver of the payment default that resulted from such acceleration), (v) make any Security payable in money other than that stated in the Securities, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities or (vii) make any change in the foregoing amendment and waiver provisions.

          Notwithstanding the foregoing, without the consent of any Holder of Securities, the Company and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities, to provide for any supplemental indenture required pursuant to
Section 3.16 of the Indenture, to provide for the assumption of the Company's obligations to Holders of the Securities in the case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Securities and Exchange Commission (the "COMMISSION") in order to effect or maintain the qualification of the Indenture under the TIA.

          10. DEFAULTS AND REMEDIES. Events of Default under the Indenture include: (i) a default for 30 days in the payment when due of interest on the Securities; (ii) a default in payment when due of the principal of or premium, if any, on the Securities, at maturity or otherwise; (iii) a failure by the Company to comply with the provisions described under the covenants "Limitations on Restricted Payments," "Limitations on Incurrence of Indebtedness and Issuance of Preferred Stock," "Asset Sales," and "Change of Control;" (iv) a failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or the Securities; (v) any default that occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Significant Subsidiaries) whether such Indebtedness or Guarantee exists on the date of the Indenture, or is created after the date of the Indenture, which default (a) constitutes a Payment Default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or that has been so accelerated, aggregates $25.0 million or more; (vi) failure by the Company or any of its Significant Subsidiaries to pay a final judgment or final judgments aggregating in excess of $25.0 million entered by a court or courts or competent jurisdiction against the Company or any of its Significant Subsidiaries if such final judgment or judgments remain unpaid or undischarged for a period (during which execution shall not be effectively stayed) of 60 days after their entry; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Securities by written notice to the Company and the Trustee, may declare all the Securities to be due and payable immediately (plus, in the case of an Event of Default that is the result of willful actions (or inactions) by or on behalf of the Company intended to avoid prohibitions on redemptions of the Securities contained in the Indenture or the Securities, an amount of premium applicable pursuant to the Indenture). Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries, all outstanding Securities shall become due and payable without further action or notice. Holders of the Securities may not enforce the Indenture or the Securities except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Securities notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders' interest.

          The Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium on, or the principal of, the Securities.

          The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

          11. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to incur additional indebtedness and issue preferred stock, pay dividends or make other distributions, repurchase Equity Interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets of the Company or its Subsidiaries, issue or sell Equity Interests of the Company's Subsidiaries, issue Guarantees of Indebtedness by the Company's Subsidiaries and enter into certain mergers and consolidations.

          12. TRUSTEE DEALINGS WITH COMPANY. The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          13. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS. No director, officer, employee, incorporator or shareholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
 Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

          14. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          15. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          16. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Inden-ture. Request may be made to:

                  Tenet Healthcare Corporation
                  2700 Colorado Avenue
                  Santa Monica, California  90404
                  Attention:  Treasurer

                               ASSIGNMENT FORM


     To assign this Security, fill in the form below: For value received (I) or (we) hereby sell, assign and transfer this Security to

_____________________________________________________________________________
             (Insert assignee's soc. sec. or tax I.D. no.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
          (Print or type assignee's name, address and zip code)

and do hereby irrevocably constitute and appoint ____________________________ Attorney to transfer this Security on the books of the Company with full power of substitution in the premises.



_____________________________________________________________________________

Date:  ____________________________

                           Your Signature:______________________________
                              (Sign exactly as your name appears on the
face of this Security)

Signature Guarantee.*



__________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 3.10 or Section 3.13 of the Indenture, check the appropriate box:

        / /  Section 3.10                 / /  Section 3.13
             (Asset Sale)                      (Change of Control)

     If you want to have only part of the Security purchased by the Company pursuant to Section 3.10 or Section 3.13 of the Indenture, state the amount you elect to have purchased:

$ _______________


Date:____________


                           Your Signature:______________________________
                           (Sign exactly as your name appears on the
face of this Security)

Signature Guarantee.*


__________

*Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                                                     EXHIBIT B

                        FORM OF SUPPLEMENTAL INDENTURE



     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, between __________________ (the "Guarantor"), a subsidiary of Tenet Healthcare Corporation (or its successor), a Nevada corporation (the "Company"), and The Bank of New York, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of October __, 1995, providing for the issuance of an aggregate principal amount of $300,000,000 of __% Senior Notes due 2003 (the "Securities");

     WHEREAS, Section 3.16 of the Indenture provides that under certain circumstances the Company is required to cause the Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantor shall guarantee the payment of the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

     1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. AGREEMENT TO GUARANTEE. The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company hereunder and thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest on the Securities and all other payment

Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other payment Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed for whatever reason the Guarantor shall be obligated to pay the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the Obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantor hereby agrees that its Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.
 If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it shall not be entitled to, and hereby waives, any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 5 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 5 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

     3. EXECUTION AND DELIVERY OF GUARANTEE. To evidence its Guarantee set forth in Section 2, the Guarantor hereby agrees that a notation of such Guarantee substantially in the form of EXHIBIT A shall be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the

Trustee and that this Supplemental Indenture shall be executed on behalf of such Guarantor, by manual or facsimile signature, by its President or one of its Vice Presidents.

          The Guarantor hereby agrees that its Guarantee set forth in Section 2 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

     4.   GUARANTORS MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Except as set forth in Articles 3 and 4 of the Indenture, nothing contained in this Supplemental Indenture or in the Securities shall prevent any consolidation or merger of the Guarantor with or into the Company or any Subsidiary of the Company that has executed and delivered a supplemental indenture substantially in the form hereof or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to the Company or any such Subsidiary of the Company.

          (b) Except as provided in Section 4(a) hereof or in a transaction referred to in Section 5 hereof, the Guarantor shall not consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless
(1) either (x) the Guarantor shall be the surviving Person of such merger or consolidation or (y) the surviving Person or transferee is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person or transferee shall expressly assume all the obligations of the Guarantor under this Guarantee and the Indenture pursuant to a supplemental indenture substantially in the form hereof; (2) immediately after giving effect to such transaction (including the incurrence of any Indebtedness incurred or anticipated to be incurred in connection with such transaction) no Default or Event of Default shall have occurred and be continuing; and (3) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the Indenture, that the surviving Person agrees to be bound thereby, and that all conditions precedent in the Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Guarantor, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Guarantor, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Guarantor.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Guarantor in accordance with this Section 4(b) hereof, the successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.
 Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

     5. RELEASES FOLLOWING SALE OF ASSETS. Concurrently with any sale, lease, conveyance or other disposition (by merger, consolidation or otherwise) of assets of the Guarantor (including, if applicable, disposition of all of the Capital Stock of the Guarantor), any Liens in favor of the Trustee in the assets sold, leased, conveyed or otherwise disposed of shall be released; PROVIDED that in the event of an Asset Sale, such Asset Sale is effected, and the Net Proceeds therefrom are applied, in accordance with
Section 3.10 of the Indenture. If the assets sold, leased, conveyed or otherwise disposed of (by merger, consolidation or otherwise) include all or substantially all of the assets of the Guarantor or all of the Capital Stock of the Guarantor in each case, in compliance with the terms of the Indenture, then the Guarantor shall be automatically and unconditionally released from and relieved of its Obligations under its Guarantee; PROVIDED that in the event of an Asset Sale, such Asset Sale is effected, and the Net Proceeds therefrom are applied, in accordance with Section 3.10 of the Indenture.
Upon delivery by the Company to the Trustee of an Officers' Certificate to the effect that such sale, lease, conveyance or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation of Section 3.10 thereof, if applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its Obligations under its Guarantee.

          Nothing herein shall relieve the Company from its obligation to apply the proceeds of any Asset Sale as provided in Section 3.10 of the Indenture.

     6. LIMITATION ON GUARANTOR LIABILITY. For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and (ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New
York) or (B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED that it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other Subsidiaries of the Company that have executed and delivered a supplemental indenture substantially in the form hereof and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

     7. "TRUSTEE" TO INCLUDE PAYING AGENT. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting under the Indenture, the term "Trustee" as used in this Supplemental Indenture shall in each case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Supplemental Indenture in place of the Trustee.

     8. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantor under the Securities, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

     9. NEW YORK LAW TO GOVERN. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture.

     10. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _________________ ___, ____

[Guarantor]

By:  ______________________________
Name:
Title:


The Bank of New York,
     as Trustee

By:  ______________________________
Name:
Title:

                     EXHIBIT A TO SUPPLEMENTAL INDENTURE

                                  GUARANTEE


          The Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the Obligations of the Company to the Holders or the Trustee under the Securities or under the Indenture, that: (a) the principal of, and premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal, premium, if any, and (to the extent permitted by law) interest on any interest on the Securities and all other payment Obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities will be promptly paid in full, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other payment Obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, redemption or otherwise. Failing payment when due of any amount so guaranteed, for whatever reason, the Guarantor shall be obligated to pay the same immediately.

          The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in a Supplemental Indenture, dated as of _________ __, ____ to the Indenture, and reference is hereby made to the Indenture, as supplemented, for the precise terms of this Guarantee.

          This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Securities and the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders of Securities and, in the event of any transfer or assignment of rights by any Holder of Securities or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Guarantee of payment and not a guarantee of collection.

          This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

          For purposes hereof, the Guarantor's liability will be that amount from time to time equal to the aggregate liability of the Guarantor hereunder, but shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and
(ii) the amount, if any, which would not have (A) rendered the Guarantor "insolvent" (as such term is defined in the federal Bankruptcy Law and in the Debtor and Creditor Law of the State of New York) or (B) left it with unreasonably small capital at the time its Guarantee of the Securities was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED that it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to its Guarantee is the amount set forth in clause
(i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (ii). The Indenture provides that, in making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of the Guarantor to contribution from other Subsidiaries of the Company that have become Guarantors and any other rights the Guarantor may have, contractual or otherwise, shall be taken into account.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                                       [GUARANTOR]


                                       By:_________________________
                                           Name:
                                          Title: